Exhibit 21.1

LIST OF SUBSIDIARIES OF

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

Wholly-owned subsidiaries of the registrant:

Borel Private Bank & Trust Company, a California corporation

Boston Private Bank & Trust Company, a Massachusetts state chartered trust company

Boston Private Value Investors, Inc., a Delaware corporation

Charter Bank, a Washington State corporation

First Private Bank & Trust, a California corporation

RINET Company, LLC, a Delaware limited liability company

Westfield Capital Management Company, LLC, a Delaware limited liability company

Gibraltar Private Bank & Trust Company, a Florida corporation

Anchor Capital Holdings, LLC, a Delaware limited liability company

Majority-owned subsidiaries of the registrant:

Bingham, Osborn, & Scarborough, LLC, a California limited liability company

Dalton, Greiner, Hartman, Maher & Co. LLC, a Delaware limited liability company

KLS Professional Advisors Group, LLC, a Delaware limited liability company

Sand Hill Advisors, LLC, a Delaware limited liability company